Exhibit 99.1

Senior Connect Acquisition Corp. I Announces it Will Redeem its Public Shares and Will Not Consummate an Initial Business Combination

Scottsdale, AZ (GLOBENEWSWIRE) – May 26, 2023 – Senior Connect Acquisition Corp. I (the “Company”) (Nasdaq: SNRH), announced today that, the board of directors of the Company has unanimously voted to accelerate the deadline by which the Company must complete an initial business combination to June 8, 2023. Therefore, the Company will not consummate an initial business combination within the time period required by its Amended and Restated Certificate of Incorporation (as amended on December 12, 2023, the “Amended Charter”). As a result, the Company intends to dissolve and liquidate in accordance with the provisions of the Amended Charter, effective as of the close of business on June 9, 2023, and will redeem all of the outstanding shares of Class A common stock that were included in the units issued in its initial public offering (the “Public Shares”), at an estimated per-share redemption price of approximately $10.03 (after deducting anticipated liquidation expenses and tax obligations of the Company).

Richard Burke, Chief Executive Officer and Chairman of the Company, made the following statement on behalf of the Company: “We appreciate the support and patience of our investors over the past couple of years, during which we evaluated literally hundreds of prospect opportunities. Despite reaching the letter of intent stage with a number of these potential prospects, we found none that merited closing. The issues varied, but at the end of the day, we did not feel they would perform successfully in the aftermarket. This conclusion was no doubt influenced by the adverse changes in the market over the past year plus and the post-public performance of many SPAC-related companies in a declining market. Nonetheless, we are comfortable that winding down Senior Connect at this time is the right decision. Again, thank you to our investors for your support and trust in us.”

As of the close of business on June 9, 2023, the Public Shares will be deemed cancelled and will represent only the right to receive the redemption amount.

In order to provide for the disbursement of funds from the trust account, the Company has instructed the trustee of the trust account to take all necessary actions to liquidate the securities held in the trust account. The proceeds of the trust account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders will receive their pro rata portion of the proceeds of the trust account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed within ten business days after June 9, 2023.

The Company’s sponsor has agreed to waive its redemption rights with respect to its outstanding Class B common stock issued prior to the Company’s initial public offering. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company expects that The Nasdaq Stock Company LLC will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended. The Company anticipates that the Public Shares will cease trading as of the close of business on June 9, 2023.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Ryan Burke

Senior Connect Acquisition Corp. I

(480) 948-9200